CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-Effective Amendment No. 3 to the Registration Statement of Franklin Templeton Money Fund Trust on Form N-1A (File No. 33-88924) of our report dated August 4, 1997 on our audit of the financial statements and financial highlights of Franklin Templeton Money Fund Trust for the year ended June 30, 1997 and our report dated August 4, 1997 on our audit of the financial statements and financial highlights of The Money Market Portfolios for the year ended June 30, 1997.


                                  /s/Coopers & Lybrand L.L.P.
                                     COOPERS & LYBRAND L.L.P.

San Francisco, California
October 27, 1997